UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2020

CLANCY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-213698	30-0944559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2nd Floor, BYD, No. 56, Dongsihuan South Road,

Chaoyang District, Beijing, China 100023

(Address of Principal Executive Offices) (Zip Code)

+187-0157-1157

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 3, 2020, our majority stockholder, holding 64.4% of our outstanding voting securities (“Majority Shareholder”), executed written consent approving the following corporate actions (“Corporate Actions”):

●	the forward split of our issued and outstanding common stock, $0.001 par value, on thirty (30) post-split shares for a one (1) pre-split share basis applicable to shareholders of record as of January 2, 2020, and
●	Amend our Articles of Incorporation to increase our authorized shares of common stock, $0.001 par value, from 75,000,000 to 345,000,000.

The Corporate Actions were adopted by written consent of our sole Director on January 2, 2020, and the sole Director recommended the Corporate Actions be presented to our shareholders for approval. For purposes of the forward stock split described above, the sole Director also set January 2, 2020 as the record date of such action.

The Company intends to immediately file an Issuer Company-Related Action Notification Form with FINRA to reflect the forward stock split. At or after the filing with FINRA, the Company will file an Amendment to its Articles of Incorporation with the Nevada Secretary of State to reflect the Corporate Actions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLANCY CORP.

(Registrant)

/s/ Gaoyang Liu

Gaoyang Liu

Chief Executive Officer

Date: January 6, 2020